Exhibit 4.1

SECOND AMENDED AND RESTATED SHAREHOLDERS

AGREEMENT

dated as of

July 23, 2007

among

DICE HOLDINGS, INC.,

and

THE eFG SHAREHOLDERS NAMED HEREIN

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	6

ARTICLE 2
RESTRICTIONS ON TRANSFER

Section 2.01.	General	7
Section 2.02.	Legends	7
Section 2.03.	Restrictions on Transfers by the eFG Shareholders	8
Section 2.04.	Notice of Transfers	9

ARTICLE 3
REGISTRATION RIGHTS

Section 3.01.	Piggyback Registration	9
Section 3.02.	Lock-Up Agreements	12
Section 3.03.	Registration Procedures	12
Section 3.04.	Indemnification by the Company	16
Section 3.05.	Indemnification by Participating Shareholders	17
Section 3.06.	Conduct of Indemnification Proceedings	17
Section 3.07.	Contribution	18
Section 3.08.	Participation in Public Offering	20
Section 3.09.	Other Indemnification	20
Section 3.10.	Cooperation by the Company	20
Section 3.11.	No Transfer of Registration Rights	20

ARTICLE 4
CERTAIN COVENANTS AND AGREEMENTS

Section 4.01.	Confidentiality	20

ARTICLE 5
TERMINATION

Section 5.01.	Termination	22

i

ii

SECOND AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

AGREEMENT (this “Agreement”) dated as of July 23, 2007 among Dice Holdings, Inc., a Delaware corporation (the “Company”), and each Person listed on the signature pages hereof under “eFG Shareholders” (each, an “eFG Shareholder” and collectively, the “eFG Shareholders”).

W I T N E S S E T H :

WHEREAS, (i) the Company, (ii) Quadrangle Capital Partners II LP, Quadrangle Select Partners II LP, and Quadrangle Capital Partners II-A LP (collectively, the “Quadrangle Entities”), (iii) General Atlantic Partners 79, L.P., Gapstar, LLC, GAP-W, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, and GAPCO GmbH & Co. KG , (collectively, the “GA Entities” and, together with the Quadrangle Entities, the “Institutional Shareholders”), (iv) the Persons listed on the signature pages thereof under “Management Shareholders” (the “Management Shareholders”) and (v) the eFG Shareholders are parties to that certain Amended and Restated Shareholders Agreement dated as of October 31, 2006 (the “First Amended and Restated Shareholders Agreement”);

WHEREAS, in connection with the initial public offering of Common Shares (the “IPO”), the parties hereto desire to amend and restate the First Amended and Restated Shareholders Agreement in its entirety as set forth herein; and

WHEREAS, the Institutional Shareholders and Management Shareholders have consented to the entry by the Company and the eFG Shareholders into this Agreement pursuant to Section 8.05 of that certain Institutional and Management Shareholders Agreement dated as of July 23, 2007, among the Company, the Quadrangle Entities, the GA Entities and the Management Shareholders (the “Institutional and Management Shareholders Agreement”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no security holder of the Company shall be deemed an Affiliate of any other security holder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any eFG Shareholder or group of eFG Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such eFG Shareholder or group of eFG Shareholders as of the date of such calculation.

“Block Sale” means any privately negotiated “block” sale with a market maker (as defined under the Exchange Act).

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Shares” means shares of Common Stock.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company Options” means options to acquire Common Stock.

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock and (iii) Company Options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

“Demand Registration” shall have the meaning set forth in Article 5.01 of the Institutional and Management Shareholders Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

2

“GAAP” means generally accepted accounting principles in the United States.

“Initial Ownership” means, with respect to any eFG Shareholder and any class of Company Securities, the Aggregate Ownership of such class by such eFG Shareholder immediately after consummation of the IPO, or, in the case of any Person who shall become a party to this Agreement on a later date, as of such later date, in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

“Involuntary Transfer” means any transfer, proceeding or action by or in which an eFG Shareholder shall be deprived or divested of any right, title or interest in or to any of such eFG Shareholder’s Company Securities, including (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

“IPO Registration Statement” means the registration statement on Form S-1 for the IPO.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Transferee” means, in the case of any eFG Shareholder, (A) a Person to whom Company Securities are Transferred from such eFG Shareholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind, provided that, in the case of clause (2), such transferee is the spouse or the lineal descendant, sibling or parent of such eFG Shareholder, or (B) a trust that is for the exclusive benefit of such eFG Shareholder or its Permitted Transferees under (A) above; provided further, that a Person to whom Company Securities are Transferred pursuant to an Involuntary Transfer shall not be a Permitted Transferee.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

3

“Registrable Securities” means, at any time, any Common Shares (including any Common Shares issued or issuable upon the exercise of any options to acquire Common Shares) until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are or could be sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Common Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 3.03(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of the eFG Shareholders, including one counsel for all of the shareholders participating in the offering selected (A) by the Institutional Shareholders, in the case of any offering in which such shareholders participate, or (B) in any other case, by the shareholders holding the majority of the Registrable Securities to be sold for the account of all shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and

4

disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 3.03(m).

“Registration Request” shall have the meaning set forth in Article 5.01 of the Institutional and Management Shareholders Agreement.

“Requesting Shareholder” shall have the meaning set forth in Article 5.01 of the Institutional and Management Shareholders Agreement.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shelf Registration” means a “shelf” registration statement with respect to the Registrable Securities on a Form S-3 or other appropriate form as may be prescribed by the Commission, pursuant to Rule 415 (or any similar provision that may be adopted by the SEC) under the Securities Act.

“Transfer” means, with respect to any Company Security, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such security or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such security or any participation or interest therein or any agreement or commitment to do any of the foregoing.

5

(a) The term “eFG Shareholder”, to the extent any such party shall have transferred any of its Company Securities to “Permitted Transferees”, shall mean such eFG Shareholder and the Permitted Transferees of such eFG Shareholder, taken together, and any right or action that may be exercised or taken at the election of such eFG Shareholder may be taken at the election of such eFG Shareholder and such Permitted Transferees.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Amended and Restated Shareholders Agreement	Recitals
Company	Preamble
Confidential Information	4.01(b)
Damages	3.04
eFG Shareholders	Preamble
GA Entities	Preamble
Indemnified Party	3.06
Indemnifying Party	3.06
Inspectors	3.03(g)
Institutional and Management Shareholders Agreement	Recitals
Institutional Shareholders	Preamble
IPO	Recitals
Lock-Up Period	3.02
Maximum Offering Size	3.01
Management Shareholders	Preamble
Piggyback Registration	3.01
Quadrangle Entities	Preamble
Records	3.03(g)
Registering Shareholders	3.01
Representatives	4.01(b)

Section 1.02. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are

6

hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to a statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

RESTRICTIONS ON TRANSFER

Section 2.01. General. (a) Each eFG Shareholder agrees that it will not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with, or pursuant to an applicable exemption from, the Securities Act, any applicable foreign or state securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 2.02. Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities that is issued to any eFG Shareholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF JULY 23, 2007, AS AMENDED, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM DICE HOLDINGS, INC. OR ANY SUCCESSOR THERETO.”

7

(b) If any Company Securities shall be either (i) disposed of pursuant to a registration statement that has been declared effective by the SEC or (ii) sold under circumstances in which all of the applicable conditions of Rule 144 are met, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares without the first sentence of the legend required by Section 2.02 endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 2.02 endorsed thereon.

Section 2.03. Restrictions on Transfers by the eFG Shareholders. (a) Subject to Section 2.03(b), each eFG Shareholder may Transfer its Company Securities only as follows:

(i) in a Transfer to a Permitted Transferee without the consent of the Board or any other eFG Shareholder and without compliance with any other provision of this Section 2.03(a) so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws;

(ii) in a Transfer in compliance with Rule 144; or

(iii) in a Public Offering in connection with the exercise of its rights under Article 3.

(b) Notwithstanding anything to the contrary in Section 2.03(a), each eFG Shareholder may not Transfer:

(i) any Company Securities prior to the 6-month anniversary of the effective date of the IPO Registration Statement;

(ii) prior to the 12-month anniversary of the effective date of the IPO Registration Statement, more than 25% of its Initial Ownership of its Common Stock;

8

(iii) prior to the 18-month anniversary of the effective date of the IPO Registration Statement, more than 50% of its Initial Ownership of its Common Stock; and

(iv) prior to the 24-month anniversary of the effective date of the IPO Registration Statement, more than 75% of its Initial Ownership of its Common Stock;

provided, however, that nothing set forth in this Section 2.03(b) shall restrict or limit an eFG Shareholder’s ability to Transfer to a Permitted Transferee pursuant Section 2.03(a)(i) or restrict or limit an eFG Shareholder’s ability to participate or Transfer shares in the IPO.

Section 2.04. Notice of Transfers. Each eFG Shareholder shall give the Company prompt written notice of any transactions in Company Securities in reliance on Section 2.03(a). In addition, in connection with any Transfer of Company Securities proposed to be made by any eFG Shareholder pursuant to Section 2.03, such eFG Shareholder, shall send to the Company not less than three, nor more than 10, Business Days’ prior written notice of his or her intention to make any such Transfer, and specify, in reasonable detail, the number of such securities proposed to be sold or encumbered, when such securities were acquired by such person, and an explanation (and applicable calculations) supporting such eFG Shareholder’s right to make such Transfer pursuant to the applicable provisions of this Article 2.

ARTICLE 3

REGISTRATION RIGHTS

Section 3.01. Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act, including a Demand Registration pursuant to Section 5.01 of the Institutional and Management Shareholders Agreement, as part of an underwritten Public Offering or a Shelf Registration (other than (i) a registration relating to a Block Sale or (ii) a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares or any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each eFG Shareholder, which notice shall set forth such eFG Shareholder’s rights under this Section 3.01 (except for the IPO, with respect to

9

which such notice shall have previously been given and such provisions shall be deemed to have been satisfied) and shall offer such eFG Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such eFG Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 3.01(b). Upon the request of any such eFG Shareholder (all such eFG Shareholders, the “Registering Shareholders”) made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such eFG Shareholder) (except for the IPO, with respect to which such request shall have been previously given and such period shall be deemed satisfied), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such eFG Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such eFG Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 3.03(f) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 3.01 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such eFG Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and any other Persons intend to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the following priority, up to the Maximum Offering Size,

(i) in the case of an underwritten Public Offering other than any Demand Registration:

(A) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

10

(B) second, all Registrable Securities requested to be included in such registration by any shareholders pursuant to Section 3.01(a) of this Agreement and Section 5.02 of the Institutional and Management Shareholders Agreement (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), provided, that, the managing underwriter may select shares of Registrable Securities for inclusion, or exclude shares completely, in such Piggyback Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter, selection on such other basis, or inclusion of such shares, would be material to the success of the offering, and

(C) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine; and

(ii) in the case of an underwritten Public Offering pursuant to a Demand Registration pursuant Section 5.01 of the Institutional and Management Shareholders Agreement:

(A) first, all Registrable Securities requested to be registered pursuant to Section 3.01(a) of this Agreement and Sections 5.01(a) and 5.02(a) of the Institutional and Management Shareholders Agreement (except to the extent that the Registrable Securities of the Management Shareholders were acquired pursuant to the exercise of Company Options), allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such shareholder,

(B) second, all other Registrable Securities requested to be included in such registration pursuant to Section 5.02(a) of the Institutional and Management Shareholders Agreement (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such shareholder), and

11

(C) third, any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

Section 3.02. Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any eFG Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the later of (i) such time as the Company and the lead managing underwriter shall agree, which period of time shall be the lock-up period applicable to the Company and to all shareholders of the Company participating in the Public Offering, and (ii) 180 days (or 90 days for any Public Offering after the IPO) (such later period, the “Lock-Up Period” for the applicable registration statement) (or such shorter period as the Company may determine in its sole discretion).

Section 3.03. Registration Procedures. Whenever any eFG Shareholder requests that any Registrable Securities be registered pursuant to Section 3.01, subject to the provisions of such Section, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating eFG Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such eFG Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each

12

case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such eFG Shareholder. Each eFG Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such eFG Shareholder and the Company shall use its reasonable best efforts to comply with such request, provided that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such eFG Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such eFG Shareholder to consummate the disposition of the Registrable Securities owned by such eFG Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.03(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

13

(e) The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such eFG Shareholder and file with the SEC any such supplement or amendment.

(f) In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 3.03 and any attorney, accountant or other professional retained by any such eFG Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Shareholder further agrees

14

that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such eFG Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority shareholders participating in the offering or the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Each Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.03(e), such eFG Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such eFG Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.03(e), and, if so directed by the Company, such eFG Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such eFG Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.03(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.03(e) to the date when the Company shall make available to such eFG Shareholder a prospectus supplemented or amended to conform with the requirements of Section 3.03(e).

15

(l) The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) The Company will provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by a registration statement from and after a date not later than the effective date of such registration statement.

Section 3.04. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, each eFG Shareholder seller under the IPO Registration Statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such eFG Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such eFG Shareholder or on such eFG Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the eFG Shareholders provided in this Section 3.04.

16

Section 3.05. Indemnification by Participating Shareholders. Each Registering Shareholder holding Registrable Securities included in any registration statement and each eFG Shareholder seller under the IPO Registration Statement, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such eFG Shareholder, but only with respect to information furnished in writing by such eFG Shareholder or on such eFG Shareholder’s behalf expressly for use in any registration statement or prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such eFG Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.05. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 3, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Shareholder shall be liable under this Section 3.05 for any Damages in excess of the net proceeds realized by such eFG Shareholder in the sale of Registrable Securities of such eFG Shareholder to which such Damages relate.

Section 3.06. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party

17

shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 3.07. Contribution. If the indemnification provided for in this Article 3 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such eFG Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such eFG Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such eFG Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such eFG Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such eFG Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of

18

underwriting discounts and commissions but before deducting expenses) received by the Company and such eFG Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such eFG Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such eFG Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such eFG Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such eFG Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such eFG Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Shareholder’s obligation to contribute pursuant to this Section 3.07 is several in the proportion that the proceeds of the offering received by such eFG Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

19

Section 3.08. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 3.09. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 3.10. Cooperation by the Company. If any eFG Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such eFG Shareholder and shall provide to such eFG Shareholder such information as such eFG Shareholder shall reasonably request.

Section 3.11. No Transfer of Registration Rights. None of the rights of eFG Shareholders under this Article 3 shall be assignable by any eFG Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. Confidentiality. (a) Each eFG Shareholder agrees that Confidential Information (as defined below) furnished and to be furnished to it was and will be made available in connection with such eFG Shareholder’s investment in the Company. Each eFG Shareholder agrees that it will use, and that it will cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company). Each eFG Shareholder further acknowledges and agrees that it will not disclose any Confidential Information to any Person, provided that Confidential Information may be disclosed (i) to such eFG Shareholder’s Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such eFG Shareholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions,

20

interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which an eFG Shareholder is subject, provided that such eFG Shareholder gives the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the eFG Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)), (iii) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities (provided that such Transfer would not be in violation of the provisions of this Agreement and as long as such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance reasonably satisfactory to the Company and consistent with the provisions hereof), (iv) to any regulatory authority or rating agency to which the eFG Shareholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information or (v) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any eFG Shareholder.

(b) “Confidential Information” means any information (including information with respect to any proposed public offering by the Company of its securities) concerning the Company and Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company and Persons that are or become its Subsidiaries in the possession of or furnished to any eFG Shareholder (including by virtue of its present or former right to designate a director of the Company), provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by an eFG Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) is or was available to such eFG Shareholder on a non-confidential basis prior to its disclosure to such eFG Shareholder or its Representatives by the Company or (iii) was or becomes available to such eFG Shareholder on a non-confidential basis from a source other than the Company, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such eFG Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

21

ARTICLE 5

TERMINATION

Section 5.01. Termination. The provisions of this Agreement shall terminate as follows:

(a) The provisions of Sections 2.03 and 2.04 shall terminate following the two year anniversary of the effective date of the IPO Registration Statement.

(b) Any eFG Shareholder that ceases to own beneficially any Company Securities as a result of Transfers in compliance with this Agreement shall cease to be bound by the terms hereof (i) other than Sections 3.04, 3.05, 3.06, 3.07 and 3.09 applicable to such eFG Shareholder with respect to any offering of Registrable Securities completed before the date such eFG Shareholder ceased to own any Company Securities and (ii) Section 4.01 and Article 6.

(c) Termination of this Agreement shall not relieve any party from any liability for the breach of any obligations set forth in this Agreement prior to such termination.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 6.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.03. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be an “eFG Shareholder”. Any eFG Shareholder who ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than as set forth in Article 5 ).

22

Section 6.04. Waiver; Amendment. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the consent of eFG Shareholders holding more than 50% of the outstanding Common Shares held by all eFG Shareholders at the time of such proposed amendment or modification.

Section 6.05. Consent. The parties hereto consent to the release of the Institutional Shareholders and the Management Shareholders from any obligations under the First Amended and Restated Shareholders Agreement.

Section 6.06. Notices. All notices, requests and other communications to any party shall be in writing (including facsimile transmissions) and shall be given,

if to the Company to:

Dice Holdings, Inc.

3 Park Avenue

New York, New York 10016

Attention: Brian Campbell

Fax: 212-448-6605

if to an eFG Shareholder, to the address or facsimile number set forth on the signature pages hereto with respect to such eFG Shareholder.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person who becomes an eFG Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each eFG Shareholder.

23

Section 6.07. Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.08. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 6.10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 6.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.12. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.13. Consent to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware state court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the nonexclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such

24

suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.05 shall be deemed effective service of process on such party.

Section 6.14. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties’ intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

Section 6.15. Recapitalization. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Company Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Company Securities or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as fairly and equitably to preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

Section 6.16. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or grants rights superior to the rights granted to the eFG Shareholders pursuant to, this Agreement.

[Remainder of page intentionally left blank; signature pages begin on the next page.]

25

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

DICE HOLDINGS, INC.

By:	/s/ Scot W. Melland
Name:	Scot W. Melland
Title:	President and Chief Executive Officer

eFG SHAREHOLDERS:

/s/ A.D. Martens
Name (print): A.D. Martens

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Ian Duncan Boyce
Name (print): Ian Duncan Boyce
Director for and on behalf of Graphic Finance Limited

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ James Bennett
Name (print): James Bennett

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ John Benson
Name (print): John Benson

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Julian Riou Benson
Name (print): Julian Riou Benson

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Lilias Jane Benson
Name (print): Lilias Jane Benson

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Fiona Jane Hiney
Name (print): Fiona Jane Hiney

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Christina A. McCormack
Name (print): Christina A. McCormack

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Peter Wilson-Smith
Name (print): Peter Wilson-Smith

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Shona Ruth Allan Benson
Name (print): Shona Ruth Allan Benson

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Charles Edward Riou Benson
Name (print): Charles Edward Riou Benson

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Camilla Prior
Name (print): Camilla Prior

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Jeremy L. Prior
Name (print): Jeremy L. Prior

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ JJR Salvesen 2006 Trust
Name (print): JJR Salvesen 2006 Trust

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Nicola Gilmour
Name (print): Nicola Gilmour

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Mark Fisher
Name (print): Mark Fisher

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Sir Richard Storey
Name (print): Sir Richard Storey

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ David Cohen
Name (print): David Cohen

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Iain Small
Name (print): Iain Small

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Andrew Skinner
Name (print): Andrew Skinner

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Patrick Rohr
Name (print): Patrick Rohr

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Rufus Warner
Name (print): Rufus Warner

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ David Gordon
Name (print): David Gordon

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ George McFerran
Name (print): George McFerran

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Gavin Bacon
Name (print): Gavin Bacon

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Andrew Rudd
Name (print): Andrew Rudd, Trustee
Rudd Family Trust

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Matthew William Wright
Name (print): Matthew William Wright

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Alex Boorman
/s/ Jason Damper
Name (print): Alex Boorman, Director Jason Damper, Director
Frank Nominees Limited

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Christopher Ian Montague Jones
Name (print): Christopher Ian Montague Jones

Address/Fax for Notices:

eFG SHAREHOLDERS:

/s/ Rupert Pennant-Rea
Name (print): Rupert Pennant-Rea

Address/Fax for Notices: